Exhibit 99.1

Media Contact	Investor Relations Contact
Caroline Japic	Mike Magaro
925-452-3833	925-452-3120
cjapic@taleo.com	mmagaro@taleo.com

Taleo Announces Second Quarter Results

•	Billings up 36% year over year;

•	Deferred subscription and support revenue up 45% year over year;

•	Added 275 new customers; 7 greater than $250k in annual subscription value

Dublin, Calif. – August 4, 2011 – Taleo Corporation (NASDAQ: TLEO), the global leader of SaaS-based Talent Management solutions, today announced strong results for its second quarter 2011.

“We saw exceptional growth and momentum across key metrics in our second quarter,” said Michael Gregoire, Taleo’s Chairman and CEO. “We are seeing more customers standardizing on Taleo across all areas of talent management and they tell us that the talent intelligence they garner from Taleo is giving them a powerful competitive advantage.”

Taleo delivered the following results for the second quarter 2011:

Second Quarter Revenue: Subscription revenue for the second quarter was $55.2 million, an increase of 15% on a year-over-year basis. Subscription revenue was reduced by a $6.5 million reserve for the settlement of claims asserted by the United States government. The claims related to a subcontract entered into in 2002 through which services were provided to the Transportation Security Administration (“TSA Settlement”). For further details on the TSA Settlement, please see our report on Form 8-K filed on August 4, 2011. Professional services revenue for the second quarter was $14.5 million, an increase of 74% on a year-over-year basis. Total revenue for the second quarter was $69.7 million, an increase of 24% on a year-over-year basis, which includes the reduction of $6.5 million reserve for the TSA Settlement.

Non-GAAP subscription revenue for the second quarter was $63.6 million, an increase of 32% on a year-over-year basis. Non-GAAP professional services revenues for the second quarter was $15.2 million, an increase of 82% on a year-over-year basis. Non-GAAP subscription revenue for the second quarter has not been reduced for the $6.5 million TSA Settlement. Total second quarter non-GAAP revenue was $78.7 million, an increase of 39% on a year-over-year basis.

Second Quarter Loss per Share: Second quarter net loss per share was $(0.20), compared to a net loss per share of $(0.04) a year ago.

Significant items impacting net loss per share included:

•	The TSA Settlement, which reduced second quarter revenue by $6.5 million;

•

An agreement reached with Kenexa, disclosed in our filing on Form 8-K on July 5, 2011, under which we agreed, among other things, to dismiss with prejudice all outstanding lawsuits, to cross license certain patents, and to make a one-time cash payment of $3.0 million. The agreement resulted in a $2.4 million charge to general and administrative expenses in the second quarter; and

•

$3.2 million in cumulative refundable tax credits associated with Taleo’s acceptance during the second quarter into a Quebec provincial investment tax credit program for 2009, 2010 and 2011. The credits were reflected as a reduction in cost of revenues and operating expenses in the second quarter.

Non-GAAP net income per fully diluted share was $0.27, compared to non-GAAP net income per fully diluted share of $0.14 a year ago.

An explanation of the non-GAAP measures used in this press release is included in the section below titled “Non-GAAP Financial Measures” and a reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Cash: Cash generated from operations for the first half of 2011 totaled $19.4 million as compared to $21.3 million in the first half of 2010. Cash flow in 2011 has been impacted by the settlement of the Kenexa lawsuits, acquisition related spending and working capital requirements. Total cash and cash equivalents finished the quarter at $148.4 million, a decrease of $96.5 million from the prior year due primarily to the acquisitions of Learn.com and Cytiva.

Customers: In the second quarter, 275 new customers chose Taleo’s Talent Management solutions for recruiting, performance, learning and/or compensation management, including: Western Union, Bausch & Lomb Incorporated, Devon Energy, Invesco and Volkswagen Group of America. In the second quarter we were awarded 7 new contracts of $250,000 or larger in first year subscription revenue, underscoring the market interest in larger, global deployments and in multiple component suite solutions.

Billings: Billings, defined as the change in short-term deferred subscription revenue plus non-GAAP subscription revenue, was $69.2 million in the second quarter, up 36% year-over-year.

Quarterly Conference Call

Taleo will host a conference call to discuss its second quarter 2011 results at 1:30 p.m. Pacific Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.taleo.com/ir. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until midnight PT on August 9, 2011 at http://ir.taleo.com/events.cfm, or via dial-in at 800-642-1687 or 706-645-9291. The pass code for the replay is 59352226.

About Taleo

Taleo (NASDAQ: TLEO) helps organizations improve the performance of their business by unlocking the power of their people. Taleo is the only company to provide industry leading solutions in every category of Talent Management. Through its cloud-based platform, Taleo optimizes recruiting, performance management, learning and compensation – and integrates them all so managers have the insights they need to achieve Talent Intelligence. Customers also plug into Taleo’s unique Talent Grid community to harness the power of proven best practices, millions of users, and Taleo-ready partner solutions. From small and medium sized businesses to large enterprises, more than 5,000 organizations rely on Taleo every day to pursue growth, innovation and customer success.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Taleo’s future financial performance, market growth, the demand for and benefits from the use of Taleo’s solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Taleo’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Taleo’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Taleo disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Further information on potential factors that could affect actual results is included in Part II, Item 1A of Taleo’s Quarterly Report on Form 10-Q, as filed with the SEC on May 9, 2011, and in other reports filed by Taleo with the SEC.

Non-GAAP Financial Measures

Taleo has provided in this release financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. This information includes non-GAAP revenue and non-GAAP earnings per share. Taleo uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Taleo’s ongoing operational performance. The non-GAAP measures include amounts excluded from GAAP revenue due to the write down of deferred revenue associated with purchase accounting for the Worldwide Compensation, Learn.com and Cytiva acquisitions and the reduction in GAAP revenue from the TSA Settlement, and exclude costs associated with acquisition-related transaction costs, stock-based compensation expense, amortization of acquisition-related intangibles and accrual for TSA settlement expenses, the refundable tax credits related to 2009 and 2010, the gain on re-measurement of a previously held interest in Worldwide Compensation, the gain on settlement of the Worldwide Compensation escrow account, and income taxes associated with certain non-GAAP adjustments. Second quarter loss per share calculations are based on 40.9 million basic weighted average shares outstanding, while second quarter non-GAAP EPS calculations are based on 44.0 million fully diluted weighted average shares outstanding. The fully diluted weighted average shares outstanding used to compute non-GAAP earnings per share have been calculated without giving consideration to the treasury stock method.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

A historical reconciliation of GAAP to non-GAAP financial measures for past periods can be located on the investor relations section of www.taleo.com.

Taleo Corporation

Condensed Consolidated Statements of Operations

(All amounts in thousands except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenues:
Subscription and support	$61,714	$47,928	$120,104	$95,492
Professional services	14,495	8,348	27,602	15,830
Accrual for TSA Settlement - subscription and support	(6,500)	—	(6,500)	—

Net revenues	69,709	56,276	141,206	111,322

Cost of revenues (Note 1):
Subscription and support	12,426	11,290	24,973	21,652
Amortization of acquisition-related intangibles	1,262	923	2,761	1,874

Total cost of subscription and support revenues	13,688	12,213	27,734	23,526
Professional services	10,015	6,880	20,251	13,365

Total cost of revenues	23,703	19,093	47,985	36,891

Gross profit	46,006	37,183	93,221	74,431

Operating expenses (Note 1):
Sales and marketing	22,283	15,879	42,992	30,816
Sales - amortization of acquisition-related intangibles	4,159	2,254	6,936	4,377
Research and development	12,874	10,873	26,681	20,927
General and administrative	15,153	9,791	27,282	20,089

Total operating expenses	54,469	38,797	103,891	76,209

Loss from operations	(8,463)	(1,614)	(10,670)	(1,778)

Other income (expense), net:
Interest income	78	124	164	251
Interest expense	(57)	(30)	(83)	(64)
Gain on remeasurement of previously held interest in Worldwide Compensation, Inc.	—	—	—	885
Gain on Worldwide Compensation, Inc. escrow settlement	350	—	350	—

Total other income (expense), net	371	94	431	1,072

Loss before provision for (benefit from) income taxes	(8,092)	(1,520)	(10,239)	(706)
Provision for (benefit from) income taxes	(4)	(110)	19	(114)

Net loss attributable to Class A common stockholders	$(8,088)	$(1,410)	$(10,258)	$(592)

Net loss per share attributable to Class A common stockholders - basic	$(0.20)	$(0.04)	$(0.25)	$(0.02)

Net loss per share attributable to Class A common stockholders - diluted	$(0.20)	$(0.04)	$(0.25)	$(0.02)

Weighted average Class A common shares - basic	40,949	39,444	40,776	39,301

Weighted average Class A common shares - diluted	40,949	39,444	40,776	39,301

NOTES
1. Includes stock-based compensation expense
Subscription and support cost of revenue	$299	$242	$520	$418
Professional services cost of revenue	576	416	1,100	778

Cost of revenue subtotal	875	658	1,620	1,196

Sales and marketing operating expense	1,541	999	2,702	1,883
Research and development operating expense	1,035	512	1,821	976
General and administrative operating expense	1,649	1,501	3,050	2,792

Operating expense subtotal	4,225	3,012	7,573	5,651

Total stock-based compensation expense	$5,100	$3,670	$9,193	$6,847

Taleo Corporation

Condensed Consolidated Statements of Operations (continued)

(All amounts in thousands except per share data)

(Unaudited)

Reconciliation of GAAP net loss to non-GAAP net income:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
GAAP net loss reported above	$(8,088)	$(1,410)	$(10,258)	$(592)
Add back:

Revenues
Non-GAAP subscription and support revenue	1,858	195	3,522	348
Non-GAAP professional services revenue	667	—	1,765	—
Accrual for TSA Settlement - subscription and support	6,500	—	6,500	—

Total Non-GAAP revenues	9,025	195	11,787	348

Expenses
Acquisition-related transaction costs	1,971	483	3,518	1,022
Accrual for TSA Settlement expenses	300	—	300	—
Refundable tax credits related to 2009 and 2010	(1,296)	—	(1,296)	—
Stock-based compensation expense	5,100	3,670	9,193	6,847
Amortization of acquisition-related intangibles	5,421	3,177	9,697	6,251

	11,496	7,330	21,412	14,120

Other income
Gain on remeasurement of previously held interest in Worldwide Compensation, Inc.	—	—	—	(885)
Gain on settlement of Worldwide Compensation, Inc. escrow	(350)	—	(350)	—

	(350)	—	(350)	(885)
Income taxes
Income taxes associated with certain non-GAAP adjustments	(342)	—	(870)	—

Non-GAAP net income	$11,741	$6,115	$21,721	$12,991

Non-GAAP net income per share
Basic	$0.29	$0.16	$0.53	$0.33

Diluted	$0.27	$0.14	$0.49	$0.31

Reconciliation of basic and fully diluted share count:

Basic	40,949	39,444	40,776	39,301

Add:
Weighted Average options and unreleased restricted stock, without consideration for the treasury stock method	3,100	3,252	3,109	3,272

Diluted	44,049	42,696	43,885	42,573

Taleo Corporation

Condensed Consolidated Balance Sheets

(All amounts in thousands)

(Unaudited)

	June 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$148,448	$141,588
Accounts receivable, net	62,335	58,120
Prepaid expenses and other current assets	21,049	18,065
Investment credits receivable	9,344	6,034

Total current assets	241,176	223,807

Property and equipment, net	25,654	26,552
Restricted cash	224	218
Goodwill	213,986	206,418
Intangible assets, net	59,724	59,478
Other assets	7,742	7,363

Total assets	$548,506	$523,836

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$46,798	$36,377
Deferred revenue - subscription and support and customer deposits	92,170	79,704
Deferred revenue - professional services	16,615	19,692
Capital lease obligations, short-term	76	105

Total current liabilities	155,659	135,878

Long-term deferred revenue - subscription and support and customer deposits	1,565	150
Long-term deferred revenue - professional services	7,134	10,006
Other liabilities	9,929	9,241
Capital lease obligations, long-term	19	46

Total liabilities	174,306	155,321

Stockholders’ equity:
Capital stock	1	1
Additional paid-in capital	457,272	442,514
Accumulated deficit	(86,867)	(76,609)
Treasury stock	(264)	(776)
Accumulated other comprehensive income	4,058	3,385

Total stockholders’ equity	374,200	368,515

Total liabilities and stockholders’ equity	$548,506	$523,836

Taleo Corporation

Condensed Consolidated Statements of Cash Flows

(All amounts in thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2011	2010
Cash flows from operating activities:
Net loss	$(10,258)	$(592)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	17,044	13,361
Loss on disposal of fixed assets	—	58
Amortization of tenant inducements	(98)	(88)
Tenant inducements from landlord	—	111
Stock-based compensation expense	9,193	6,847
Excess tax benefits on the exercise of stock options	(147)	(16)
Tax benefit recorded upon business acquisition	(1,403)	—
Director fees paid with stock in lieu of cash	128	111
Gain on remeasurement of previously held interest in Worldwide Compensation, Inc.	—	(885)
Bad debt provision	188	7
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable	(4,046)	2,249
Prepaid expenses and other assets	(2,684)	(2,270)
Investment credits receivable	(3,199)	(1,460)
Accounts payable and accrued liabilities	1,714	1,612
Accrual for TSA settlement	6,800	—
Deferred revenues and customer deposits	6,210	2,251

Net cash provided by operating activities	19,442	21,296

Cash flows from investing activities:
Purchases of property and equipment	(5,328)	(10,805)
Change in restricted cash	(6)	210
Acquisitions, net of cash acquired	(12,080)	(13,381)
Purchase of intangible assets	(650)	—

Net cash used in investing activities	(18,064)	(23,976)

Cash flows from financing activities:
Principal payments on capital lease obligations	(306)	(783)
Payments for expenses associated with 2009 equity offering	—	(681)
Payments for debt issuance costs	(691)	—
Excess tax benefits on the exercise of stock options	147	16
Treasury stock acquired to settle employees withholding liability	(2,219)	(937)
Proceeds from stock options exercised and ESPP shares	8,024	6,079

Net cash provided by financing activities	4,955	3,694

Effect of exchange rate changes on cash and cash equivalents	527	(300)

Increase in cash and cash equivalents	6,860	714
Cash and cash equivalents:
Beginning of period	141,588	244,229

End of period	$148,448	$244,943